UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2015, Skyline Corporation (“Skyline” or the “Company”) and its wholly-owned subsidiaries Homette Corporation (“Homette”), Layton Homes Corp. (“Layton”), and Skyline Homes, Inc. (“Homes,” and together with Skyline, Homette, and Layton, the “Borrowers” and each a “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) with First Business Capital Corp. (“First Business Capital”). Under the Loan Agreement, First Business Capital will provide a secured revolving credit facility to the Borrowers for a term of three years, renewable on an annual basis thereafter with each renewal for a successive one-year term. The Borrowers may obtain loan advances up to a maximum of $10,000,000 subject to certain collateral-obligation ratios. In addition, loan advances bear interest at 3.75% in excess of The Wall Street Journal’s published one year LIBOR rate, and are secured by substantially all of the Borrowers’ assets, now owned or hereafter acquired. Interest is payable monthly, in arrears, and all principal and accrued but unpaid interest is due and payable upon termination of the Loan Agreement.

Also under the Loan Agreement, First Business Capital agreed to issue, or cause to be issued by a bank affiliate or other bank, letters of credit for the account of the Borrowers. However, no advances have yet been made in connection with such letters of credit.

As part of the financing, the Company paid First Business Capital a facility fee of $150,000 at closing, and also agreed to pay the following fees to First Business Capital during the term of the facility: (i) annual facility fees of $50,000; (ii) an unused line fee payable in arrears at the rate of 0.25% per annum on the average daily unused amount of the facility during the prior calendar month; (iii) monthly bank assessment fees equal to 0.25% per annum of the maximum loan amount; (iv) certain overadvance fees (currently $1,000 per day) in the event outstanding obligations and letter of credit liabilities under the facility exceeds the amount permitted under the Loan Agreement; and (v) monthly letter of credit fees payable in arrears at the rate of 0.25% on the outstanding amount of letters of credit issued and outstanding during the prior month.

The Loan Agreement contains covenants that limit the ability of the Borrowers to, among other things: (i) incur or guarantee other indebtedness; (ii) create or incur liens, mortgages, or security interests on their assets; (iii) expend more than $600,000 per year for the lease, purchase, or acquisition of any asset; (iv) consummate asset sales, acquisitions, or mergers; (v) pay dividends or repurchase stock; (vi) make certain investments; (vii) enter into certain transactions with affiliates; and (viii) amend a Borrower’s articles of incorporation or bylaws.

The Loan Agreement also requires compliance with certain financial covenants (in each case calculated as set forth in the Loan Agreement), including: (i) minimum net worth; (ii) minimum net earnings; and (iii) maximum net loss.

If the Borrowers default in their obligations under the Loan Agreement, then the unpaid balances under the facility will bear interest at 3.0% per annum in excess of the rate that would apply in the absence of a default. Other remedies available to First Business Capital upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on and otherwise repossess the collateral securing the obligations, all rights of a secured creditor under applicable law, and all other rights set forth in the Loan Agreement.

The events of default under the Loan Agreement include the following: (i) certain events of bankruptcy and insolvency; (ii) failure to make required payments; (iii) misrepresentations to First Business Capital; (iv) failure to comply with certain covenants and agreements; (v) termination or default under guarantees or subordination agreements; (vi) certain cross-default events; (vii) changes in control involving the Borrowers; (viii) certain injunctions or attachments are issued against a Borrower’s assets or restricting its business; and (ix) a material adverse change occurs with respect to the Borrowers.

The foregoing description of the Loan Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Agreement and various other loan documents, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

The Loan Agreement and other documents related to the secured revolving credit facility have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described therein, the Loan Agreement and related documents are not intended to provide any other factual, business, or operations information about the Company. The Loan Agreement contains representations and warranties of the Borrowers that were made solely for the benefit of the parties specified therein. Accordingly, investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances of the Company, since they were only made as of the date of the Loan Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Loan Agreement.

Forward-Looking Statements

This document contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing and recreational vehicle industries; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this document may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

In connection with the signing of the Loan Agreement, Skyline issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Loan and Security Agreement dated March 20, 2015 between First Business Capital Corp., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.2	Note A dated March 20, 2015 by and among Skyline Corporation, Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.3	Deed of Trust dated March 20, 2015 between Skyline Homes, Inc. and First American Title Insurance Company, as Trustee for the benefit of First Business Capital Corp. (relating to San Diego County, California property).

10.4	Deed of Trust dated March 20, 2015 between Skyline Homes, Inc. and First American Title Insurance Company, as Trustee for the benefit of First Business Capital Corp. (relating to Yolo County, California property).

10.5	Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Marion County, Florida property).

10.6	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Elkhart County, Indiana property).

10.7	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Cowley County, Kansas property).

10.8	Open-End Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Tuscarawas County, Ohio property).

10.9	Deed of Trust dated March 20, 2015 between Homette Corporation and First Business Capital Corp. (relating to Yamhill County, Oregon property).

10.10	Open-End Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Lancaster County, Pennsylvania property).

10.11	Deed of Trust dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Tarrant County, Texas property).

10.12	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Grant County, Wisconsin property).

10.13	Patent and Trademark Security Agreement dated March 20, 2015 between Skyline Corporation and First Business Capital Corp.

99.1	Press Release dated March 26, 2015.

*	Skyline has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Skyline will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: March 26, 2015

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Loan and Security Agreement dated March 20, 2015 between First Business Capital Corp., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.2	Note A dated March 20, 2015 by and among Skyline Corporation, Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.3	Deed of Trust dated March 20, 2015 between Skyline Homes, Inc. and First American Title Insurance Company, as Trustee for the benefit of First Business Capital Corp. (relating to San Diego County, California property).

10.4	Deed of Trust dated March 20, 2015 between Skyline Homes, Inc. and First American Title Insurance Company, as Trustee for the benefit of First Business Capital Corp. (relating to Yolo County, California property).

10.5	Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Marion County, Florida property).

10.6	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Elkhart County, Indiana property).

10.7	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Cowley County, Kansas property).

10.8	Open-End Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Tuscarawas County, Ohio property).

10.9	Deed of Trust dated March 20, 2015 between Homette Corporation and First Business Capital Corp. (relating to Yamhill County, Oregon property).

10.10	Open-End Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Lancaster County, Pennsylvania property).

10.11	Deed of Trust dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Tarrant County, Texas property).

10.12	Real Estate Mortgage dated March 20, 2015 between Skyline Corporation and First Business Capital Corp. (relating to Grant County, Wisconsin property).

10.13	Patent and Trademark Security Agreement dated March 20, 2015 between Skyline Corporation and First Business Capital Corp.

99.1	Press Release dated March 26, 2015.

*	Skyline has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Skyline will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.